EXHIBIT NO  12
                              BANK PLUS CORPORATION

        COMPUTATION OF RATIO OF EARNINGS (LOSS) TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

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
                                                                         For the year ended December 31,
                                                     -------------------------------------------------------------------------
                                                         1999           1998           1997           1996           1995
                                                     -------------  -------------  -------------  -------------  -------------
                                                                               (Dollars in thousands)
 (Loss) earnings from continuing operations
      before income taxes.........................   $    (24,862)  $    (52,430)  $      8,788   $    (10,525)  $    (68,975)
 Add:
      Interest on deposits........................        113,155        145,020        126,717        120,265        128,242
      Interest on borrowings......................         30,818         64,185         47,292         32,358         46,594
        One-third of rents........................          1,230          1,230            870            990            930
                                                     -------------  -------------  -------------  -------------  -------------
          Earnings as adjusted (A)................   $    120,341   $    158,005   $    183,667   $    143,088   $    106,791
                                                     =============  =============  =============  =============  =============

 Earnings as adjusted.............................   $    120,341   $    158,005   $    183,667   $    143,088   $    106,791
 Less:
      Interest on deposits........................        113,155        145,020        126,717        120,265        128,242
                                                     -------------  -------------  -------------  -------------  -------------
          Adjusted earnings (loss) excluding
              interest on deposits (B)............   $      7,186   $     12,985   $     56,950   $     22,823   $    (21,451)
                                                     =============  =============  =============  =============  =============

 Fixed Charges:
      Interest on deposits........................   $    113,155   $    145,020   $    126,717   $    120,265   $    128,242
      Interest on borrowings......................         30,818         64,185         47,292         32,358         46,594
      One-third of rents..........................          1,230          1,230            870            990            930
      Dividends on preferred stock of
          subsidiary..............................             48             48          7,302         10,707              -
                                                     -------------  -------------  -------------  -------------  -------------

      Fixed charges (C)...........................   $    145,251   $    210,483   $    182,181   $    164,320   $    175,766
                                                     =============  =============  =============  =============  =============

      Fixed charges excluding interest
          on deposits (D).........................   $     32,096   $     65,463   $     55,464   $     44,055   $     47,524
                                                     =============  =============  =============  =============  =============

 Ratio of earnings to fixed charges (A) / (C).....           0.83           0.75           1.01           0.87           0.61
                                                     =============  =============  =============  =============  =============
 Ratio of earnings (loss) to fixed charges
      excluding interest on depostits (B) / (D)...           0.22           0.20           1.03           0.52          (0.45)
                                                     =============  =============  =============  =============  =============

 Amount of coverage deficiency....................   $    (24,910)  $    (52,478)           N/A   $    (21,232)  $    (68,975)
                                                     =============  =============  =============  =============  =============
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